EX77Q(1)(a): Copies of Material Amendments to the Trust's Declaration of Trust or By-laws

Amendment No. 51 dated August 25, 2008 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit
(a)(52) to Post Effective Amendment No. 217 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on February 27, 2009 (Accession No. 0000950123-09-003676).

Amendment No. 52 dated November 13, 2008 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit
(a)(53) to Post Effective Amendment No. 217 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on February 27, 2009 (Accession No. 0000950123-09-003676).